Exhibit 99.2

Tidewater Inc.

May 22, 2014

10:00 AM ET

Angie Sedita:	All right. We are very pleased to have our next company here and our next presenter here, Jeff Platt, who is President and Chief Executive Officer of Tidewater. Also joining us is Joe Bennett, Executive Vice President and Chief Investor Relations Officer. Jeff joined Tidewater in 1996, and served in a number of senior management roles around the globe. Prior to that he spent 15 years with Schlumberger Well Services. Certainly given the very dynamic offshore market today, this is a particularly well timed presentation. We are looking forward to hearing an update from Jeff and Joe.

Jeff Platt:	Thank you, Angie, and good morning to everybody. I appreciate your interest in Tidewater. I’ll go ahead and kick this off. I’ll get through the forward-looking statements to satisfy the lawyers. The key takeaways today in this little presentation, we always talk about safety and compliance. US company, we operate for lots of US companies and others on a worldwide basis. Some different areas, difficult areas, making sure that we safely perform those operations. And then compliance, making sure we comply with all local laws and regulations, and all the US laws, too, is becoming ever more challenging and certainly one that our clients need to make sure that all their suppliers are.

Largest, newest OSV fleet in the industry. We’ve been investing over the last 10 years, really in the last five we’ve ramped that up. Today we do have the largest OSV fleet. We’ll take a look at the numbers and the geographic dispersions of that. And today we’ve got a working employee population of about 9,000 people operating virtually in every offshore oil and gas province in the world today.

Take a look at what we’ve done in the past and how that portends for the future, but overall through cycle earnings growth and solid returns. We do think today that the fundamentals remain solid to the OSV industry. Lots of questions about the deepwater segment. Certainly got some issues potentially with the drillers on some contract rollovers and day rates, but overall, I think when you drill through that we still think the underlying fundamentals for our part of the industry is still very favorable.

Along with the fleet buildout that we’ve done and the reinvestment, we’ve done that, I think, as being fairly conservative stewards of our balance sheet. We do have a little more debt on the balance sheet today than what Tidewater had in the past, but we’re comfortable with where we’re at. The industry and the market that we’re in has some inherent operational risks, so we try to make sure that we don’t get too far ahead of our skis, so-to-speak. And we to think we are in a position that as other opportunities may afford themselves, that we would be able to move on those. Last year, as I think most people know, we purchased a company, Troms Offshore, in Norway, and also entered into the subsea business with some ROV investments.

Looking at our safety record, which we always talk about, the first thing we do with our clients, we have to perform safely. And, again, that’s easily said and not so easily accomplished when you remember that our vessels are moving, they’re in the water. Lots of different opportunities and hazards that have to be mitigated for us to perform our services.

All of our people know that they have not only the stop work authority but a stop work obligation. If they see something that is unsafe, they have to call time out and we have to get the proper people involved and rectify the situation before we continue. And I think that imprinted on the DNA of our employees has paid off for us. We talked about safety long before, I think, other people have kind of jumped on that bandwagon, but the industry as a whole has really taken that up.

We use the safety snake of holding it sort as sort of the visual emblem. It translates through all languages. Everybody knows if you’re holding a poisonous snake you need to keep it properly under control, and that’s how we look at the operations. Hazards can be mitigated, but once you take things for granted or you don’t pay attention to the task at hand, typically that’s when it turns around and can result in harm to individuals, equipment or the environment.

This is a look at Tidewater. We’re the blue rectangle, as compared to other companies that I think are known for their attention to safety. Dow Chemical, Chevron and Exxon Mobil. Chevron and Exxon Mobil are very big clients of ours. I think we compare favorably. The overall trend is down and we’ve actually completed what would be our sixth year in a row with our total recordable incident ratio at or below 0.20, which I think is a tremendous achievement for the industry, a tremendous achievement for our company in the industry.

The number of working offshore rigs, this is probably the single biggest barometer or indicator of the strength or the health of our industry. This is going back to 2004. In looking at what the rig count has done, you’ve got the jackups in the dark blue and the floaters in the gold. You can see overall, things were going well until 2008. That’s when the number came off of the jackups. And in effect that was the prior peak, what we have in 2008. Since that time the floaters continue to tick up, jackups dropped precipitously, and then rebounded. And again today we find ourselves at a total working rig count offshore of about 720.

While everyone talks about the softening and potential day rate drop-off on the drilling rig side, for us it’s the absolute number of rigs working. We think that is more of the indicator for us. And, again, it looks like there is about 250 rigs under construction. Not all will be incremental. I don’t think anyone that thought that really believed that. But certainly if you look at where we are today, I think the overall sentiment/feeling is that the overall working offshore rig count will continue to expand in the coming quarters, which bodes well for us.

Taking some of the numbers off that chart we just looked at, that prior peak in July 2008, there were about 600 active rigs working. We had a population of about 2,000 OSVs. OSVs under construction were about 736. When you looked at the OSV-to-rig ratio, it was about 3.37, which was a very good market for us. The pricing power was on our side, good business terms for us.

January 2011, this is post-Macondo, post 2008 financial crisis. Active working rigs, 538, dropped. You look at the OSV population, grew. Of course, that was with the vessels that were under construction and entered the market. You get into a vessel-to-rig ratio of about 4.83. Not such good times for us, over-capacity in the market.

Where we are today, again I talk about the 720 working rigs. Rigs under construction are about 250. Kind of look at that split. There is a little bit under 100 floaters, about 140 jackups, and I think a handful of other rigs that are also under construction. OSV population today is stated somewhere around 3,140, and we’ve got about 462 OSVs under construction. Kind of look at the economics there, the math. That gives us a vessel-rig ratio of about 4.36. Not such great numbers. We kind of think the target, once you get at or below 4, it really turns to a good business for us.

But overall, if you do a little bit of what-if modeling, if that rig count grows to the 830, I don’t think that’s necessarily a big stretch when you get into the 250 under construction. You look at some of those rigs coming in certainly pushing out maybe some lower spec rigs, but overall growing to, say, an 830.

You look at the OSV population dropping down to 2,900, really what’s going on there, that 3,140 that I talk about today, that includes about 750 OSVs that are 25 years or older. That’s still in that count. Quite frankly, we think that that’s already, a majority of those have been pushed out. Tidewater, at one time we had 600 old OSVs. You’ll see a slide coming up today in our active fleet, we’re down in the 20s with that. So, the old vessels basically have been pushed aside. The new rigs as they come on, our clients don’t want old equipment supporting that; they want the new equipment to do that. More efficient, more safe. And, again, if you kind of run the numbers, that gets us a ratio of about 3.5 vessels-to-rig, which, again, that’s a good market for us. We’d take that any day of the week and I think do quite nicely across-the-board with it.

In looking at Tidewater’s fleet today, this is an age profile, and you can really see the older ships that they’re going away and have gone away. Preponderance of our fleet has been built in the last six, seven years. And when you look at the numbers today in our fleet, we’ve got 240 new vessels with an average age of 6.9 years. That is the youngest average age of vessels in the market for that size.

Today we’ve got 23 active traditional vessels that are not quite 27 years old. Suggest to you in the next six months or a year or year and a half, when we present this slide, that 23, those are pushed out. And really from a financial perspective, those 23 really don’t move the needle at all from the financial performance on it. Those vessels will be gone in a very short amount of time.

The other thing to say about that 23, the vast majority of those are crew boats and tugs. I think there are 11 total OSVs in that 23, so it gives you a little more insight, but that 23 will go away here shortly.

In looking at the industry, this is on the active fleet side, just OSVs taking our crew boats and tugs to just give a relative size of where we fit. Tidewater is the largest at 219. You can see who the other operators are and you can probably put the names to it -- Bourbon is up there, Chouest, Maersk, Swire . You can see how that flows down.

But, really, the other takeaway from this, yes, Tidewater is the biggest and, boy, if we consolidated the next five, I don’t think we would be at a 25% capacity share. So, unfortunately for us it is a fragmented market. There are lots of onesies and twosies, and you can see as you get to the far right-hand bar graph, there’s the number of operators that have less than five rigs, or five vessels, and there is a considerable number of those.

So, people talk about consolidation, quite frankly, like I said, we could consolidate the top five of our competitors -- I don’t think that’s really going to happen -- and you’d still have less than a 25% capacity share. So, consolidation really in our sphere or our segment of the business really doesn’t do a whole lot for us. With that, I’m going to turn it over to Joe.

Joe Bennett:	Thanks, Jeff. Angie, thanks again for the invite. It’s always a pleasure to be here to participate in this conference. I’ll continue on. We’ve been showing our boots on the ground slide. Jeff mentioned earlier that we’re in about every place that oil and gas is explored for and produced, and this kind of shows that. These are our offices, this is where we have Tidewater employees, not agents, but Tidewater employees spread around the globe. We report in four distinct geographic segments that I’ll just run through quickly.

We have about half of our fleet in sub-Saharan Africa and Europe. Before last year, as Jeff said, we had no presence in the North Sea. With the Troms acquisition we actually do now. But the majority of those 135 vessels are in sub-Saharan Africa. The next largest segment for us is the Americas, with about a quarter of our fleet located there. Gulf of Mexico included in that number operates 10, 12 boats. We’re relatively small in the Gulf of Mexico. We are all deepwater vessels in the Gulf of Mexico, and we’re all termed up in the Gulf of Mexico. So, we are not a player that plays the spot market, at least heretofore has not in this last up-cycle. So, we feel good about where we are in the Gulf these days, and still have the ability to bring some additional US flag equipment back to the Gulf, if need be.

The next largest area, and it is a growing area, is MENA, Middle East/North Africa. For us, 44 vessels, and while that is obviously a lesser number than those other two previous segments, that is a much greater number than what this slide would have shown two, three years ago. We now have 20-plus vessels with Saudi Aramco that we had zero with directly three years ago. So, that customer alone has shown that kind of growth and potential for increased growth in that region of the world. We are excited about what’s happening in MENA.

And lastly in our smaller area is Asia-Pac, and that certainly has been challenged over the years primarily on the capacity side. That is where most of the ships are being built over the past cycle. So, therefore, they’re burdened with a little extra capacity that either is getting soaked up within that region, and that has happened, that’s been primarily a jackup market. And the jackup market has improved there over the last year or two, but not quite burned through the capacity. So, it either gets absorbed there or some of those boats are migrating to other segments, and we are certainly seeing that, and that will improve that group.

To take that same info and show it in a bit of a different way by class, we’ll go through the same segments and provide a little more detailed info. What is the breakout by three primarily classes of vessels that we report? Deepwater, Towing Supply, which are our shallow water jackup support vessels, and then Other, which Jeff referred to earlier as our crew boats and tugs, a fairly small part of our business. But it gives you a breakout. It shows you how many new vessels we have in that region and “old.” These are, when you accumulate all the traditional vessels that will add to that 23 count that Jeff just talked about, but minimal numbers in our largest region of the world. Mostly new equipment. The other numbers, if you can see this -- and I have hard copies of our presentation out on the table, so if anyone wants to see that, and also on our website you can check that later.

But as we, our stock is trading at about tangible book value now, and when we get to those levels, I get plenty phone calls from people that say, well, what is your asset value versus your net book value? So, this was an attempt to at least provide people with, by class, the new vessels and what our average net book values of each of those boats are. So, you’ll see that.

And the numbers don’t fluctuate much by region, but you see an average deepwater vessel here has a net book value of $28 million. An average deepwater vessel today to be built, acquired, would be in the -- and I’ll give you a broad range -- $30 million on the low end to $60 million on the upper end, with probably an average now being in the $40 million to $50 million range for a leading edge deepwater PSV. So, we feel very comfortable with what our net book value is. Same thing on towing supply vessels, you’ll see an average of about $12 million of book value. Those boats today are $15 million to $20 million type assets to build today. So, we feel good about what our net book values are.

In the Americas, the same thing. Some old boats, but primarily shallow water and other categories. Those would probably be primarily in Mexico and a few in Brazil. Not in the US. In the Middle East, almost solely a new fleet that operates there. And lastly, in Asia-Pac, while it has its challenge, no traditional vessels in that region of the world. So, once again, this kind of shows net book values. It does not address what are current market values for our assets. But, again, feel very comfortable with these numbers that show up there.

And then split a little different way is, let’s look at the individuals, those at least two major classes of assets -- deepwater. Lots has been said recently by ourselves and others of that’s a broad category. Leading edge, a high spec deepwater PSV these days is a 300-footer, a 5,000 dead weight, 6,000 dead weight ton asset. So, I put together this slide to at least provide a little more detail, which we had not provided in the past, of how many boats we have. And we have a broad portfolio. We’re not a company that was meant to be geared to just deepwater or just shallow water, or even within deepwater, let’s say, to just have “high-end” deepwater vessels. But we want to have a portfolio of vessels within each of these classes, so that shows that.

As an example, DP2 is very important in this class. All but 10 of our vessels here, so 89 out of the 99 are DP2 vessels, and 10 of our older ones are DP1. Here are our 12 deepwater anchor handlers. Again, a nice split class between kind of 13,000 to 16,000 horsepower, and then five of our big ones, 25,000 horsepower above. Those are all DP2.

And then lastly our towing supply fleet, which again is classified more by base horsepower. But some bigger ones, 7,000 to 10,000, and a nice split between that and some of the smaller ones. Again, a mix of DP1 and 2, much more geared, to be perfectly honest, the DP1 vessels in this group, but a good number of DP2 vessels in this group, also. So, we’re very proud of this portfolio that we can offer our customers globally.

This is what we have done. Jeff mentioned, we’ve been building and buying boats now for 14 years. It’s been a long haul. We’re in the home stretch of our accelerated CapEx program. We’re not at the finish line yet, but we’re in the home stretch for sure. We have committed to over $5 billion over that period of time. All but 30 of these, you’ll see on the next slide, have been delivered and are working in our fleet and working at very good day rates and utilization numbers. And the average age of this group of assets that are in the water, as Jeff mentioned before, is just under seven years old.

Here are the 30 that are currently under construction. Very biased to deepwater PSVs, which we still believe is a very, very strong and robust market and will continue to be. And the CapEx requirements, we owe about $550 million on this group of assets. About 370 should be paid in this fiscal year. We’re March fiscal year-end, so in this year that has just begun, and another just short of $200 million in the following fiscal year. So, these will be delivered primarily over the next two-year period.

What does our balance sheet look like? It -- $60 million of cash, $1.5 billion of debt, and you’ll see that maturity schedule on the next slide. But a net debt-to-cap in the 35% range that we feel very comfortable with, as Jeff mentioned earlier. It’s not a number that we anticipate growing. We are at the upper end of our range of where we like to be, and it wouldn’t suggest that we wouldn’t go above this, but it would be with the specific intent of then paying it back down and getting it back to 30% to 35% range. We feel very comfortable with that.

Still have tremendous liquidity. We have a totally undrawn line of credit for $600 million plus the cash on our balance sheet, so we’re still there to be able to take advantage of opportunities, to pick up equipment, whether it’s new construction or acquisitions.

Here is our debt maturity schedule, and the real takeaway is we have no real debt maturities until fiscal 2019, so we have a long ways to go. So, as we get ourselves into free cash flow mode, which we fully expect over the next several years, is one of the uses of cash is not paying down debt. So, it will be and whether it be additional CapEx or more specifically dividends and share repurchases, that is certainly what we have utilized in the past, to return value to shareholders. We have been a consistent dividend payer for decades, but more importantly we have used share repurchases as the primary tool to return value to shareholders.

Jeff mentioned earlier our history of earnings growth and solid returns over time. We do operate, as you know, in a business that is volatile, and therefore if you can see those returns on average equity, they range from a low of 4% to a high of almost 20%. Very, very erratic and we just finished our year. We just reported yesterday our year-end, fiscal year-end earnings, so we put up about a 7% return. Are we happy with that? No. Our WAC is 8% to 8.5%. We re heading toward that, but you see a full cycle shown here, and then the beginnings of another cycle. We do not give guidance on earnings per share. But having said that, the earnings per share number that the street has us earning about $5 in this current year that’s just begun. So, if that were to happen, you would see another uptick in our earnings and return. So, we just feel very pleased to have the fleet that we have and are well positioned to take advantage of what’s going on in this industry.

A quick look at average day rates and utilization. The real takeaway is the top part. These are our four distinct segments, geographic segments. Each of them, the day rate structures are up and to the right. We think that will continue to take place. The bottom is utilization, which you see, by happenstance, all lines have now converged at about 85%. So, every single geographic region are all operating at what we consider to be largely full utilization of about 85%. It’s difficult for us to get, frankly, past 90% for sure, but 85% is a good, good, solid utilization number, and that’s where we are and frankly have been for a while with our active vessels.

Specifically, our deepwater PSVs, this is what the numbers have been over the last six or so fiscal years. We have grown this new fleet of deepwater vessels from what was at the last peak, the last peak was here, when we had about 25 assets. Now we have 76 of these and 23 more under construction. So, in the next couple of years this number will grow to probably 100.

You see a day rate that was flat for a while and is now at historical highs, much higher than the prior peak. A little different mix of assets, but good, strong historical high day rates and utilizations in this last quarter of 86%. Once again, can’t do much better than that. We are almost all out on our deepwater PSV utilization.

Same thing, same slide on our shallow water boats. Different story, though. Nice growth in the numbers of assets. We’re up to 105 now. Last peak we were just at about 50. Utilization, about 85%. Average day rate about $15,000. A relatively flat line, but we don’t do ourselves much favor. I may change the scale on this. In the last two years this average day rate, while it looks relatively flat, has grown by $2,000, and we have termed this as kind of a flattish day rate market, but it actually has improved.

We have a ways to go to obviously get back to prior peak day rates of $20,000 a day. What will it take to do that? It’s not going to come from added utilization for ourselves; it will actually come from added utilization of our competitors. They need to get their utilization up so that we can all push the day rates up, and that’s exactly what happened. And these contract terms usually average about a year. So, when it does happen, when leading edge day rates move, they move quickly. So, we would hope with additional jackups being delivered into the market and incremental jackups, which certainly has been the case lately, that will push us to that inflection point and be able to push these day rates up.

As Jeff said, we got into the ROV business. It’s brand-new to us. He mentioned, we ordered six and took delivery of six. We’re still in the process of getting them to work. We ordered two more. Those will be delivered late during this current calendar year, and we’re excited about what this can do and how this complements the boat side of the business. It will be small initially, and we’re going to grow it very carefully.

Lastly, just where do we go from here? Very quickly, continue to operate safely and in a compliant way, which that can’t be said enough times. Second, very disciplined deployment of cash to expand the vessel and ROV capabilities. Maintain our solid balance sheet. We’re not going to lose that flexibility with our balance sheet. And return capital to shareholders through dividends and opportunistic share repurchases. We just had our board provide us a new authorization that will run for the next year of $200 million. We never suggest to people that means that we’re going to buy back $200 million of our shares, but we like having that in our back pocket to be used opportunistically as we see whatever happens to our stock price. So, with that, Angie? A little over time, but still have time for questions.

Unidentified Participant:	(Inaudible) What is the flexibility that you guys have when moving US flagged vessels back to the Gulf of Mexico?

Joe Bennett:	Well, we’ve done so in the past. Over the past year or so we’ve moved four or five boats back. Understand at least currently the Gulf of Mexico is a deepwater market, so while we have about 15 US flag vessels that are operating internationally that could theoretically come back, if we decided to do so, not all of those are deepwater assets. Frankly, a fairly small number is. We do also have five additional vessels that are under construction. Of the 30, five deepwater US Jones Act-compliant deepwater PSVs are under construction. So, we feel very comfortable with our exposure to the Gulf of Mexico and what it can do at any point in time.

We view the Gulf of Mexico like we view any market around the globe. We’re not bias to it because it happens to be in our backyard. We like our flexibility geographically to be able to move the boats in and out, and we do just that. But don’t think that even last year, when the Gulf of Mexico was a very hot deepwater market, that it was a given that every one of our deepwater PSVs that are US flag would automatically come back here. Because the fact is, and I think you’ve seen it now, the rest of the world’s deepwater market was every bit as strong. So, it wasn’t a given that, boy, hustle those boats back to the Gulf. So, that’s kind of how we view it. Wherever we have the best opportunity for any boat in our fleet, that’s where it ends up. It goes to those regions.

We are very unique in our geographic spread. No one in the OSV space has the geographic sophistication and infrastructure that we do, so we take advantage of that.

Angie Sedita:	Where, Joe, on the pricing side, the deepwater, do you feel -- obviously, you’ve done a very good job on the deepwater side as far as utilization and pricing. Do you think that given where rates are now that you will essentially flatten out, or is there still upside potential? And then I saw on one of your charts that MENA is actually down-ticked. Is that mix? Can you talk a little bit about you markets on the pricing side, both deepwater and jackups?

Joe Bennett:	It is mix in MENA. You will see that at any point in time. All markets, whether it be shallow water or deepwater, are functioning well. Obviously, deepwater is a little advanced to the shallow water in general terms. I think in regards to deepwater PSV day rates, we have said for a while for ourselves, the average term, vessel term contract for deepwater PSV globally is two years. We have some four years, we have some one year, but average two years. So, it has taken ourselves two years to move that entire fleet up to -- and we had said for awhile, that should largely be complete by this March quarter that just ended. And, in fact, that is where we ended up.

So, what has happened is, all the big increases, and when we talk about those legacy contracts rolling, they were rolling from high teens, low twenties, to high twenties, low thirties. So, we were getting $6,000, $8,000 and $10,000 bumps in individual vessel contracts. That is largely done. Now what’s happening on a going forward basis, we’re getting the second rollover of vessel contracts, and those probably, since leading edge day rates have been up modestly, it -- really, over the past year or so that we will see increases, but they will be much more modest than what they were in the past. They may be $1,000 or $2,000 up, something like that.

Angie Sedita:	And then, finally, I found it surprising, the entry into the ROV market. Can you talk about the strategy there, the thought processes, how your customers are responding to your entry into the ROV market, and could you enter into different segments than the ROVs? Talk about just your thoughts there.

Joe Bennett:	Jeff, you want to address that one?

Jeff Platt:	Sure. Getting into the ROV business was kind of a natural extension for us. We have ROVs that have been on Tidewater ships. They haven’t been Tidewater ROVs, so obviously we have to look at that as sort of maybe the lower hanging fruit. For us, it’s a step out of the services side, which is much different than chartering vessels. So, the company has to get used to that from a contracting, from a risk liability, so that’s kind of the step-out for us. The ROVs are not an end. That’s not where we see it ending. I think we will continue to develop that, develop the services, and I think you’ll see us migrate even more into sub-sea. Of course, sub-sea is a pretty all-encompassing word when you say that, but I think you’ll see us eventually get into some specialized vessels.

I see some of our competitors jumping headlong into that. You see a lot of people really throwing, I mean, large sums of money into very specialized equipment, and I think that maybe the industry might get a little bit ahead of itself. I believe there might be some opportunities that come in behind some people and pick up some equipment, I think, on a little more favorable terms down the road.

But nonetheless, we want to get the ROVs running. The response from our clients has been very good. So, again, it’s a small step, but it’s one that is kind of transformational to just get into the services side of the business, which is much different than, again, leasing ships.

Angie Sedita:	With that, we want to thank Jeff and Joe for being here this morning, and Tidewater. Thank you very much.

Joe Bennett:	Thank you.